SEC13F.LNS                  ROANOKE ASSET MANAGEMENT

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 03/31/02
                         RUN DATE: 05/15/02  9:11 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        0

FORM 13F INFORMATION TABLE ENTRY TOTAL:   102

FORM 13F INFORMATION TABLE VALUE TOTAL:   $339,980,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME